UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

VERI-TEK INTERNATIONAL, CORP.

(Name of Registrant as Specified In Its Charter)

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May 21, 2007

Dear Veri-Tek Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of Veri-Tek International, Corp. which will be held on Monday, June 18, 2007 at 11:00 a.m., (Central Daylight Time) at 7402 W. 100th Place, Bridgeview, Illinois 60455 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to elect four (4) directors; ratify the selection of UHY LLP as our independent auditors for fiscal 2007; and transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet at www.voteproxy.com or by telephone at 1-800-PROXIES. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Thank you for your cooperation, continued support and interest in VERI-TEK INTERNATIONAL, CORP.

Sincerely,

/s/ David H. Gransee
David H. Gransee, Secretary

VERI-TEK INTERNATIONAL, CORP.

7402 W. 100th Place

Bridgeview, Illinois 60455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 18, 2007

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Veri-Tek International, Corp. will be held at 7402 W. 100th Place, Bridgeview, Illinois 60455 on Monday, June 18, 2007 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1.	The election of four (4) Directors to serve for a one year term expiring at the Annual Meeting of Stockholders to be held in 2008 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	Ratification of UHY LLP as our independent registered public accountants; and

3.	The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 27, 2007 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the Internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

/s/ DAVID H. GRANSEE
David H. Gransee Secretary

Dated: May 21, 2007

VERI-TEK INTERNATIONAL, CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Veri-Tek International, Corp., a Michigan corporation, (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 18, 2007 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of four (4) Directors, (2) the ratification of UHY LLP as our independent public accountants, and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about May 21, 2007.

Persons Making the Solicitation

The Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxyholder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxyholder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. An abstention and a broker non-vote would be included in determining whether a quorum is present at the meeting, but would otherwise not affect the outcome of any vote. Where a Stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see “Matters To Be Acted Upon—Item 1: Election of Directors”) shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to David H. Gransee, Secretary, 7402 W. 100th Place, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares common stock, no par value per share (“Common Stock”). The close of business on April 27, 2007 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of March 28, 2007 there were approximately 7,859,875 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the number of shares of the Common Stock outstanding as of the record date will constitute a quorum for transacting business.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of April 6, 2007, with respect to the beneficial ownership of the Common Stock by: (i) each person known by us to own more than 5% of the Common Stock; (ii) each director and nominee for director; (iii) each officer named in the Summary Compensation Table; and (iv) all of our executive officers and directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
Jeffrey L. Feinberg(3)	2,810,517	33.7%
The Pinnacle Fund, L.P.(4)	693,000	8.8%
Russell B. Faucett(5)	693,000	8.8%
David J. Langevin	667,859	8.5%
David H. Gransee	0	—
Andrew Rooke	0	—
Donald Brown	0	—
Todd C. Antenucci	13,403	*
Kyle R. Stallman	0	—
Patrick T. Flynn	0	—
Randy Murphy	0	—
Robert S. Gigliotti	0	—
Terrence P. McKenna	0	—
Marvin B. Rosenberg	0	—
All Directors and Officers as a Group (6 persons)	667,859	8.5%

*	Less than 1%
(1)	Unless noted otherwise, the business address of each beneficial owner is 7402 West 100th Place, Bridgeview, Illinois 60455.
(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of the date hereof is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Based solely on a Schedule 13D filed on April 6, 2007 with the Securities and Exchange Commission, Jeffrey L. Feinberg and JLF Asset Management LLC are the beneficial owners of and have shared voting and dispositive power over 2,810,517 shares of Common Stock, of which 492,000 are issuable upon the exercise of warrants. Of the 2,810,517 shares, JLF Partners I, L.P. directly owns and has shared voting and dispositive power over 1,183,388 shares, of which 203,440 are issuable upon the exercise of warrants, and JLF Offshore Fund, Ltd. directly owns and has shared voting and dispositive power over 1,537,894, of which 272,720 are issuable upon the exercise of warrants. The principal business address of Jeffrey L. Feinberg, JLF Asset Management LLC, and JLF Partners I, L.P. is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. The principal business address of JLF Offshore Fund, Ltd. is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, Harbour Centre, 2nd Floor, North Church Street, Grand Cayman, Cayman Islands, British West Indies.

(4)

Based solely on a Schedule 13D filed on November 17, 2006 with the Securities and Exchange Commission, The Pinnacle Fund, L.P. is the beneficial owner of and has sole voting and dispositive power over 693,000 shares of Common Stock. Of the 693,000 shares, 198,000 shares are issuable upon the exercise of warrants. Pinnacle Advisers, L.P. is the general partner of The Pinnacle Fund, L.P. Pinnacle Fund Management, LLC is the general partner of Pinnacle Advisers, L.P. Barry M. Kitt is the sole member of management. As such, Mr. Kitt may be deemed to be the beneficial owner of the Common Stock beneficially owned by The Pinnacle Fund, L.P. Mr. Kitt has expressly disclaimed beneficial ownership of all shares of Common Stock beneficially owned by The Pinnacle Fund, L.P. The business address of The Pinnacle Fund, L.P. is 4965 Preston Park Blvd., Suite 240, Plano, Texas 75093.

(5)

Based solely on a Schedule 13G/A filed on March 13, 2007 with the Securities and Exchange Commission, Russell B. Faucett is the beneficial owner of 693,000 shares of Common Stock. Mr. Faucett is the general partner of two pooled investment vehicles, Barrington Investors, L.P. and Barrington Partners, a California limited partnership. Mr. Faucett controls both funds by virtue of being their general partner, and has shared voting and dispositive power with regard to all 693,000 shares. Barrington Investors, L.P. is the beneficial owner, with shared voting and dispositive power, of 508,200 shares of Common Stock, including record ownership of 363,000 shares of Common Stock and 145,200 warrants. Barrington Partners is the record owner of 132,000 shares of Common Stock and 52,800 warrants. The business address of Russell B. Faucett and Barrington Investors, L.P. is 2001 Wilshire Boulevard, Suite 401, Santa Monica, CA 90403.

Equity Compensation Plan Information

A maximum of 350,000 shares of Common Stock are authorized for issuance under our 2004 Equity Incentive Plan. To date, no awards have been granted under the Plan.

MATTERS TO BE ACTED UPON

ITEM 1:	ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and provide the Board the power to set the number of Directors at no less than one (1) and no more than five (5). The size of our Board is currently set at four (4) and each will be filled by election at the Annual Meeting to be held on June 18, 2007.

Four (4) persons have been nominated by the Board of Directors to serve as Directors until the 2008 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Robert S. Gigliotti, David J. Langevin, Terrence P. McKenna and Marvin B. Rosenberg, be elected to serve until the 2008 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth on the following page.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than four (4) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each nominee for Class III Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTORS

Nominees to Serve Until the 2008 Annual Meeting

Name	Age	Director Since	Positions Held
Robert S. Gigliotti	58	2004	Director
David J. Langevin	56	2006	Director, Chairman and Chief Executive Officer
Terrence P. McKenna	56	2007	Director
Marvin B. Rosenberg	66	2006	Director

Robert S. Gigliotti, Age 58, joined our Board of Directors in 2004. Mr. Gigliotti is a tax and business development partner with the Rehmann Group, an accounting and business consulting firm. Prior to merging with the Rehmann Group, Mr. Gigliotti was Managing Partner for the firm of Perrin Fordree & Company, P.C. in Troy, Michigan. Mr. Gigliotti was granted his Certified Public Accountant’s license in 1972 and joined the firm of Perrin, Fordree & Company, P.C. in 1976 after six years in the tax department of the Detroit office of Arthur Andersen & Company. His specialties include estate and financial planning, franchising and corporate taxation. Mr. Gigliotti has a Bachelor Degree in Business from Alma College. He has been a Visiting Professor in Taxation at Alma College and was on the Board of Trustees of that institution for thirteen years. He is a member of the American Institute of Certified Public Accountants and is on the Board of Directors of the Michigan Association of Certified Public Accountants.

David J. Langevin, Age 56, has been the Chairman of the Board of Directors and our Chief Executive Officer since July 2006. Mr. Langevin is also a Principal and Managing Director of Quantum Value Management LLC, a corporate development and investment firm. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions, from 2003 until joining the Company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University.

Terrence P. McKenna, Age 56, joined our Board of Directors in 2007. Since 2001, Mr. McKenna has been a Principal and Partner of Innovative Management, LLC, a business consulting services company and MXC, LLC, a land development company. From 1989 to 2000, Mr. McKenna was the President and Chief Executive Officer of Environmental Systems Products, Inc., a provider of emissions equipment and services based in East Granby, Connecticut. Mr. McKenna has a Bachelor Degree in Business Administration from Nichols College.

Marvin B. Rosenberg, Age 66, joined our Board of Directors in 2006. Mr. Rosenberg was previously Senior Vice President, General Counsel and a Director of Terex Corporation, a publicly-traded company principally engaged in the manufacture and sale of heavy equipment. Mr. Rosenberg retired from Terex Corporation in 1997 and resigned from its Board of Directors in 2002. He was also a Director of Fruehauf Trailer Corporation from 1992 to 1996. Mr. Rosenberg holds a Bachelor of Science from the State University of New York at Stony Brook and a Juris Doctor from New York University School of Law.

Executive Officers of the Company who are not also Directors are as follows:

David H. Gransee, Age 55, has served as our Vice President and Chief Financial Officer since 2006. Prior to joining the Company, Mr. Gransee had been the Controller and Assistant Secretary of Eon Labs, Inc., a publicly-traded pharmaceutical company with revenue in excess of $400 million, since its inception in 1992. Mr. Gransee received his Bachelor of Science degree in Accounting from DePaul University.

Andrew M. Rooke, Age 49, has served as our President and Chief Operating Officer since March 2007. He joined the Company in January 2007 as President and Chief Operating Officer of the Testing and Assembly segment. In addition, Mr. Rooke has served as a Director of Oakmont Acquisition Corp. since August 2006. From 2002 through June 2006, he was the Chief Financial Officer and Vice President of Finance for GKN Sinter Metals, Inc., and prior to that he was Director and Controller of GKN Off-Highway and Auto Components Division. Mr. Rooke holds a Bachelor of Arts in economics from York University in the United Kingdom, is qualified as a Chartered Accountant and is a member of the Institute of Chartered Accountants in England and Wales.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of the Company. During the fiscal year ended December 31, 2006, there were four meetings of the Board of Directors. All members attended at least seventy-five percent of the meetings of the directors and the committees on which they serve.

The Board has established three (3) standing committees the principal functions of which are briefly described below. The charters of the Compensation, Audit, and Directors and Board Governance committees are posted on our website, www.Veri-Tek.com, in the investor information section and paper copies will be provide upon request to the office of the Secretary, VERI-TEK INTERNATIONAL, CORP., 7402 W. 100th Place, Bridgeview, Illinois 60455.

Stockholder Communication with the Board of Directors

Stockholders desiring to communicate with a director or the entire Board of Directors may address such communication to the attention of our Secretary at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Compensation Committee

Joseph B. Davies, Robert S. Gigliotti and Diana E. Roggenbauer, all of whom were outside directors, served on our Compensation Committee during fiscal year 2006. Mr. Davies served as Chairman of the Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation of the Company’s executive officers and certain other management staff. The Compensation Committee met once during the year ended December 31, 2006.

In 2007, Terrence P. McKenna and Marvin B. Rosenberg replaced Mr. Davies and Ms. Roggenbauer on the Compensation Committee. Mr. Gigliotti has replaced Mr. Davies as Chairman of the Compensation Committee. The members of the Compensation Committee are “independent directors” as that term is defined in Section 121 of the American Stock Exchange listing standards.

Audit Committee

Joseph B. Davies, Robert S. Gigliotti and Diana E. Roggenbauer, all of whom were outside directors, served on the our Audit Committee during fiscal year 2006. Mr. Davies served as Chairman of the Audit Committee. The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors and (4) our compliance with legal and regulatory requirements. The Audit Committee met four times during the year ended December 31, 2006.

In 2007, Terrence P. McKenna and Marvin B. Rosenberg replaced Mr. Davies and Ms. Roggenbauer on the Audit Committee. Mr. McKenna has replaced Mr. Davies as Chairman of the Audit Committee. The members of the Audit Committee are “independent directors” as that term is defined in Section 121 of the American Stock Exchange listing standards. The Board of Directors has determined that Mr. Gigliotti is an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K.

Committee on Directors and Board Governance

Joseph B. Davies, Robert S. Gigliotti and Diana E. Roggenbauer served on the Committee on Directors and Board Governance during fiscal year 2006. Mr. Gigliotti served as the Chairman of the Committee on Directors and Board Governance. The Committee on Directors and Board Governance annually reviews the performance of our Directors, makes recommendations for new Directors, and evaluates and makes recommendations regarding our governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under “Stockholders Proposals.” The Committee on Directors and Board Governance met once during the year ended December 31, 2006.

In 2007, Terrence P. McKenna and Marvin B. Rosenberg replaced Mr. Davies and Ms. Roggenbauer on the Committee on Directors and Board Governance. Mr. Rosenberg now serves as the Chairman of the Committee on Directors and Board Governance.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis, or “CD&A,” is intended to provide information regarding our philosophy, principles and processes for compensating our principal executive officer, principal financial officer and other executive officers. We sometimes collectively refer to these executive officers as our “named executive officers.” This CD&A is intended to improve your understanding of why and how we make our executive compensation decisions and facilitate your reading of the information contained in the tables and descriptions that follow this discussion. Our CD&A is organized as follows:

•	Compensation Philosophy and Objectives. In this section, we describe our executive compensation philosophy and the core principles underlying our executive compensation programs and decisions.

•	Role of our Compensation Committee. This section describes the process and procedures that our Compensation Committee followed to arrive at its executive compensation decisions.

•	Compensation Components. This section provides a description of the types of compensation paid and payable to our named executive officers.

•

Tax and Accounting Considerations. This section discusses Section 162(m) of the Internal Revenue Code and certain accounting consequences that may impact some of our executive compensation programs and decisions.

Compensation Philosophy and Objectives

Our Compensation Committee has developed an overall compensation philosophy and specific compensation plans that tie executive compensation to our success in meeting certain performance goals. The objectives of this philosophy are to:

•	enhance our ability to attract and retain the best possible executive talent;

•	motivate our executives to achieve goals that support our business strategy;

•	establish a link between executive and stockholder interests; and

•	provide a compensation package that is based on individual performance and initiative, as well as overall business results, both long- and short-term.

Role of our Compensation Committee

Our Compensation Committee has responsibility to design, approve and evaluate our executive compensation plans, policies and programs. Our Compensation Committee determines the compensation of our named executive officers, reviews the compensation policies and philosophy for the next level of key executives and evaluates and recommends to the Board of Directors all long-term incentive plans. This process is designed to ensure consistency throughout the executive compensation program.

Our executive compensation program is reviewed by our Compensation Committee on an annual basis. In connection with this review, the Compensation Committee considers, with respect to each executive, the customary compensation practices in our industry for that executive position, the needs of the Company and specialized expertise the executive possesses.

Compensation Components

The key elements of our executive compensation program are base salary, annual bonus, the 2004 Equity Incentive Plan, perquisites, retirement benefits and post-employment compensation.

Base Salary

Base salaries for named executive officers are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent.

Annual Bonus

Total direct compensation of our principal executive and financial officers includes a mixture of base salary and incentive pay (primarily annual bonus) that is weighted such that targeted incentive pay accounts for approximately 40% of total direct compensation.

In 2006, annual bonuses were granted, at the discretion of the Compensation Committee, to David J. Langevin and David H. Gransee in the amounts of $125,000 and $35,000, respectively.

In 2007, bonus-related performance will be measured against a target amount of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The target EBITDA for 2007 is $7.5 million. If target EBITDA is achieved, Messrs. Langevin, Gransee and Rooke will receive a bonus equal to 70% of their annual salary and may receive bonuses of up to 100% of their salary if the Company achieves EBITDA of $9 million.

Although annual bonuses depend primarily on the achievement of our performance objectives described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Committee believes will benefit long-term stockholder value.

2004 Equity Incentive Plan

In 2004, we adopted the 2004 Equity Incentive Plan (the “Plan”), to enable us to attract, retain and motivate our employees and non-employee directors through equity-based compensatory awards including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. To date, no equity-based awards have been granted under the Plan.

The maximum number of shares of Common Stock reserved for issuance under the Plan is 350,000 shares. The total number of shares reserved for issuance may, however, be adjusted to reflect certain corporate transactions or changes in our capital structure.

During any calendar year, participants are limited in the number of grants they may receive under the Plan. No participant may receive options for more than 15,000 shares, stock appreciation rights with respect to more than 20,000 shares, more than 20,000 shares of restricted stock and/or an award for more than 10,000 performance shares or restricted stock units or performance units. The Plan must be administered by a committee of our Board comprised of members who are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986 and “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934. The committee may delegate administration of the Plan to an executive officer who is not subject to Section 16 of the Exchange Act. The Plan provides that the committee has the authority to, among other things, select plan participants, determine the type and amount of awards, determine award terms, fix all other conditions of any awards, interpret the Plan and any Plan awards.

Executive officers may be granted stock options under the Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, or stock options that are not intended to so qualify, called non-qualified stock options. The committee shall determine the type of option, the price and the term and vesting schedule of each stock option, but no incentive stock option will vest less than one year after the date of the grant or be exercisable more than ten years after the date of grant. The exercise price of each incentive stock option must not be less than 100% of the fair market value of our Common Stock on the grant date. The exercise price of each stock option granted under the Plan will be paid in the form(s) specified by the committee, and may be made in a single payment, in installments, or on a deferred basis, as prescribed by the committee. Stock options are not transferable except by will or the laws of descent and distribution.

Employees may be granted stock appreciation rights under the Plan. Stock appreciation rights entitle employees to receive, upon exercise, an amount equal to the number of shares of Common Stock subject to the award multiplied by the excess of the fair market value of a share of Common Stock at the time of exercise over the grant price per share. A stock appreciation right may be granted by the committee at any time, will become exercisable as determined by the committee and must have an exercise price of at least 100% of the fair market value of a share of Common Stock on the grant date. Stock appreciation rights may be settled in cash, shares of stock, other securities, other awards, other property, or any combination of the foregoing, as determined by the committee.

The Plan also provides for awards of restricted stock and restricted stock units to executive officers, entitling the recipients to acquire or receive shares of our Common Stock that are subject to such vesting, transferability, forfeiture, repurchase and other conditions as the committee may determine. Restricted shares and restricted stock units are subject to restrictions as determined by the committee including, with respect to restricted shares, limitation on voting rights and the right to receive dividends, and other restrictions that lapse upon the achievement of goals such as completion of service or performance goals. If vesting of restricted stock and restricted stock units is subject only to completion of specified period of employment or Board service, the minimum period of service must be at least three years. The restricted shares or restricted stock units will be evidenced as determined by the committee. Any stock certificates issued with respect to restricted shares will contain legends describing the restrictions on the stock. At the end of the restriction period, stock certificates without restrictive legends will be delivered or, if stock certificates with legends were previously issued with respect to restricted shares, the legends on these certificates will be removed. If any executive officer’s employment terminates for any reason during the restriction period, all shares of restricted stock or restricted stock units still subject to restriction will be forfeited, unless the committee determines that it is in our best interest to waive the restrictions.

The Plan provides that performance shares and performance units may be granted to our employees. Performance shares entitle our employees to acquire shares of our Common Stock upon the attainment of specified performance goals as described in the Plan. Performance units entitle our employees to receive cash, shares of stock or restricted stock or restricted stock units upon the attainment of specific performance goals as described in the Plan. The committee may determine in its discretion the specific performance goals applicable under each performance share or unit award, the periods during which performance shares are to be measured and all other limitations and conditions applicable to the award. Following the end of the performance period, if the performance goals have been met, payment of the earned performance shares or performance units will be made. The form of payment will be designated by the committee and can include cash shares, restricted shares, restricted stock units, or a combination of the foregoing.

At any time, the Board of Directors may amend the Plan, subject to stockholder approval for certain amendments, including increasing the shares that may be awarded under the Plan and expanding the persons who may participate in the Plan. The committee may amend any outstanding award in accordance with the Plan. The Board of Directors may suspend or terminate the Plan at any time; however, termination will not affect the participants’ rights with respect to awards previously granted to them, and unexpired awards will continue in full force until they lapse by their own terms.

Perquisites

We provide very few perquisites to our named executive officers. Messrs. Langevin, Rooke and Gransee receive monthly car allowances of $1,500, $1,000 and $750, respectively.

In 2006, aggregate car allowances were paid to Mr. Langevin, Mr. Gransee, Donald Brown and Todd C. Antenucci in amounts of $9,000, $2,250, $12,276 and $2,538, respectively.

Pursuant to his employment agreement (described in greater detail on page 11), Mr. Langevin is entitled to the reimbursement of dues for one private club membership. In 2006, private club dues reimbursed to Mr. Langevin totaled $3,185.

Retirement Benefits

We maintain a 401(k) plan for all salaried employees, including our named executive officers.

Post-Employment Compensation

In accordance with their employment agreements, Messrs. Langevin and Gransee are entitled to certain payments upon the termination of their employment.

If Mr. Langevin’s employment is terminated without Just Cause (as such term is defined in his employment agreement) he is entitled to receive 12 months of his base salary from the date of termination and a continuation of his health benefits for such period. If Mr. Langevin’s employment is terminated for any reason within six months of a change of control of the Company, he will be entitled to receive six months of his base salary from the date of termination and a continuation of his health benefits for such period.

If Mr. Gransee’s employment is terminated without Just Cause (as such term is defined in his employment agreement) he will be entitled to receive 12 months of his base salary from the date of termination and a continuation of his health benefits and perquisites for such period. If Mr. Gransee’s employment is terminated for any reason within 60 days of a change of control of the Company, he will be entitled to receive one year of his base salary from the date of termination and a continuation of his health benefits for such period.

For more details, see “Disclosure Regarding Termination and Change in Control Provisions” below.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction that we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1.0 million per year per individual. However, certain performance-based compensation that meets the requirements of Code Section 162(m) does not have to be included as part of the $1.0 million limit. The regulations exclude from this limit performance-based compensation and stock options, provided certain requirements, such as stockholder approval, are satisfied. To date, Code Section 162(m) has not impacted the compensation paid to our named executive officers. However, we plan to take action in the future, as necessary, to insure that our stock option plans and executive compensation plans qualify for exclusion.

In making executive compensation decisions, particularly with respect to the grant of any equity-based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Compensation Committee:

Robert S. Gigliotti

Terrence P. McKenna

Marvin B. Rosenberg

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently or was formerly an officer or an employee of the Company. The Compensation Committee is comprised entirely of independent directors. None of the our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the our Board of Directors or Compensation Committee.

Executive Compensation

The following table sets forth the total compensation earned by the former and current principal executive officers and principal financial officers in fiscal year 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
David J. Langevin	2006	$160,101	$125,000	—	—	—	—	$12,185	$297,286
Chairman and Chief Executive Officer

David H. Gransee	2006	$45,000	$35,000	—	—	—	—	$2,250	$82,250
Vice President and Chief Financial Officer

Donald Brown	2006	$171,646	—	—	—	—	—	$14,276	$185,923
Former President and Chief Operating Officer

Todd C. Antenucci	2006	$83,446	—	—	—	—	—	$6,015	$89,461
Former President

Kyle R. Stallman	2006	$60,154	—	—	—	—	—	$5,184	$65,338
Former Chief Financial Officer

Patrick T. Flynn	2006	—	—	—	—	—	—	—	—
Former Vice President, Finance(2)

(1)

The perquisites and personal benefits for each named executive officer do not exceed the greater of $25,000 or 10% of the total amount of perquisites or personal benefits received by such named executive officer.

(2)

Prior to our acquisition of Manitex, Inc. (“Manitex”), Mr. Flynn served as our principal financial officer and was compensated by Manitex Inc. Manitex, Inc. was not reimbursed by the Company for amounts paid to Mr. Flynn.

Grants of Plan-Based Awards

We made no grants of plan-based awards to named executive officers in fiscal year 2006.

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding equity awards at the end of fiscal year 2006.

Option Exercises and Stock Vested

The named executive officers of the Company had no outstanding stock options or restricted stock during fiscal year 2006.

Pension Benefits

None of our named executive officers had accumulated benefits under a Company-defined benefit plan during fiscal year 2006.

Nonqualified Deferred Compensation

The Company did not have any deferred compensation plans for named executive officers in fiscal year 2006.

Employment Agreements

David J. Langevin

We entered into an employment agreement with Mr. Langevin which expires on December 31, 2008. However, this agreement is automatically renewable for successive one year periods unless a non-renewal notice is given by either party. Mr. Langevin’s employment agreement entitles him to an annual base salary of $300,000 as well as insurance and retirement benefits as are generally available to our employees. In accordance with his employment agreement, Mr. Langevin is also provided with a $1,500 per month car allowance and reimbursement for the dues of a private club membership. Please see “Potential Payments upon Termination or Change of Control” for a description of payments due Mr. Langevin upon the termination of his employment.

Mr. Langevin is subject to a non-competition covenant for one year following his employment with us. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for a period of two years following the termination of his employment.

A special committee of independent members of the Board of Directors approved Mr. Langevin’s employment agreement in connection with our acquisition of all of the outstanding membership interests of Quantum Value Management, LLC.

David H. Gransee

We entered into an employment agreement with Mr. Gransee which expires on September 30, 2007 but automatically renews for successive one year periods unless a non-renewal notice is delivered by either party. Mr. Gransee’s employment agreement entitles him to an annual base salary of $180,000 and insurance and retirement benefits as are generally available to our employees. In accordance with his employment agreement, Mr. Gransee is also provided with a $750 per month car allowance. Please see “Potential Payments upon Termination or Change of Control” for a description of payments due Mr. Gransee upon the termination of his employment.

Mr. Gransee is subject to a non-competition covenant for one year following termination of his employment. Also, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for a period of two years following termination of his employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

David J. Langevin and David H. Gransee are the only named executive officers due compensation in the event of the termination of employment. The amount of compensation payable to such named executive officers upon voluntary termination, involuntary termination without Just Cause (as that term is defined in such executive’s employment agreement), Just Cause termination, termination following a change of control and in the event of permanent disability of the executive is shown below.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) with respect to Mr. Langevin, accrued and unused vacation is assumed to be the annual maximum of four weeks.

David J. Langevin

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Change of Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$300,000	—	$150,000	$300,000
Termination Payment of Accrued Unpaid Base Salary	$12,500	$12,500	$12,500	$12,500	$12,500
Benefits:
Post-termination Health, Dental & Life Insurance	—	$18,000	—	$9,000	$18,000
Private club dues reimbursement	—	$12,000	—	$6,000	$12,000
Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500
Accrued Unused Vacation	$25,000	—	—	—	—

Total:	$39,000	$344,000	$14,000	$179,000	$344,000

David H. Gransee

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Change of Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$180,000	—	$180,000	$180,000
Termination Payment of Accrued Unpaid Base Salary	$7,500	$7,500	$7,500	$7,500	$7,500
Benefits:
Post-termination Health, Dental & Life Insurance	—	$18,000	—	$18,000	$18,000
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750	$750

Total:	$8,250	$206,250	$8,250	$206,250	$206,250

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2006 through December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except the initial Form 3 reporting requirement of Marvin B. Rosenberg and David H. Gransee and a Form 4 reporting the shares of the company received as a liquidating distribution by Robert J. Skandalaris, Michael Azar, and David J. Langevin. Each of these forms were subsequently filed.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, executive officers and Directors including our principal executive officer and principal financial officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing and reporting of illegal or unethical behavior. The code of ethics is posted on our website at www.Veri-Tek.com. Waiver of any provision of the code of ethics granted to an executive officer or Director may only be made by our Board of Directors and will be promptly disclosed on our website.

Transactions with Related Persons

Discussed below are certain direct and indirect relationships and transactions involving the Company and any director, executive officer, director nominee, beneficial owner of more than five percent of our Common Stock and any member of the immediate family of the foregoing. We believe that the terms of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

Robert J. Skandalaris

In April 2006, prior to its acquisition by the Company, one of our subsidiaries, Manitex, Inc. (“Manitex”), completed a sale and leaseback transaction of its Georgetown, Texas facility to an entity controlled by Robert J. Skandalaris, who was a significant stockholder of the Company during fiscal 2006. The sale price was $5 million and the proceeds of the transactions were used to reduce Manitex’s debt under its credit facility. The lease has a 12-year term and provides for monthly rent of $67,000.

GT Distribution, Inc.

The Company, through its Manitex and Manitex Liftking subsidiaries, purchases and sells parts to GT Distribution, Inc. (“GT Distribution”). GT Distribution is owned in part by David H. Langevin, the Company’s Chairman and Chief Executive Officer. In 2006, the Company made purchases from BGI USA, Inc., SL Industries, Ltd., Schaeff Lift Truck, Inc., three subsidiaries of GT Distribution, in the aggregate amounts of $367,000, $512,000 and $168,000, respectively. As of December 31, 2006, the Company had $37,000 in current accounts receivable from GT Distribution and $253,000 in accounts payable due to GT Distribution.

In 2006, GT Distribution, Inc. and its subsidiaries were covered under Manitex’s general, product liability and umbrella insurance policies. In exchange for this coverage, GT Distribution paid Manitex $139,000 based on GT Distribution’s annual sales.

As of December 31, 2006, we had a receivable of $4,722,000 from GT Distribution, which includes amounts owed by its subsidiary, Crane & Machinery, Inc. GT Distribution expects to settle this receivable within 12 months by transferring certain of its assets to the Company. On March 29, 2007, the Company and GT

Distribution entered into a non-binding letter of intent in which GT Distribution agreed to transfer to the Company all of its rights to an interests in the assets constituting its Noble forklift product line, including all inventory, contract rights and intellectual property. The consummation of this transaction is subject to our obtaining an opinion as to the fairness, from a financial point of view to the Company and our stockholders, of the consideration to be paid by the Company, the negotiation and execution of a definitive purchase agreement and approval of the transaction by the Audit Committee. Therefore, we cannot assure that this transaction will be completed on terms satisfactory to us or at all.

Other

We have a note payable to the former members of Quantum Value Management, LLC (“QVM”) for $1,072,000 issued in the connection with our acquisition of the membership interests of QVM. Immediately following the transaction, three of the members of QVM, Michael Azar, David Langevin and Robert J. Skandalaris held 6.1%, 12.1% and 12.1% of our outstanding Common Stock. At that time Michael Azar was also our Vice President and Secretary and David Langevin was our Chief Executive Officer of the Company.

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2007, pursuant to the Non-Employee Director Plan, Directors who were not employees of the Company will receive $6,250 per fiscal quarter. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, non-employee Directors are eligible to participate in the Company’s 2004 Equity Incentive Plan.

The following table sets forth information regarding the compensation received by each of the our non-employee Directors during the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert S. Gigliotti	$23,750	—	—	—	—	—	$23,750
Marvin B. Rosenberg(1)	$6,250	—	—	—	—	—	$6,250
Joseph B. Davies(2)	$23,750	—	—	—	—	—	$23,750
Christopher Morin(3)	—	—	—	—	—	—	—
Diana E. Roggenbauer(4)	$23,750	—	—	—	—	—	$23,750

(1)	Mr. Rosenberg was appointed to the Board on August 1, 2006.
(2)	Mr. Davies resigned from the Board on March 29, 2007.
(3)	Mr. Morin resigned from the Board on February 22, 2006
(4)	Ms. Roggenbauer resigned from the Board on March 29, 2007.

THE COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

The Committee on Directors and Board Governance is currently composed of three directors, Robert S. Gigliotti, Terrence P. McKenna and Marvin B. Rosenberg. Messrs. Gigliotti, McKenna and Rosenberg meet the criteria for independence specified in the listing standards of the American Stock Exchange. The principal functions of the Committee on Directors and Board Governance is to:

•	consider and recommend to the Board qualified candidates for election as directors of the Company;

•	periodically prepare and submit to the Board for adoption the Committee’s selection criteria for directors nominees;

•	recommend to the Board and management a process for new Board member orientation;

•	consider matters of corporate governance and Board practices and recommend improvements to the Board;

•	review periodically our charter and bylaws in light of statutory changes and current best practices;

•	review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

•	review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

•	annually assess the Committee’s performance.

The Committee on Directors and Board Governance held one meeting in fiscal year 2006. See “Nominating Procedures” below for further information on the nominating process.

Nominating Procedures

As described above, we have a standing Committee on Directors and Board Governance. The Committee on Directors and Board Governance’s charter is posted on our website, www.Veri-Tek.com in the investor relations section.

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be directors who are not our past or present employees or a significant stockholder, customer or supplier.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

Corporate Governance

The Board of Directors has determined that three of our directors are independent under the rules of the American Stock Exchange. The independent directors are: Robert S. Gigliotti, Terrence P. McKenna and Marvin B. Rosenberg. Each of the directors serving on the Audit Committee, the Compensation Committee and the Corporate Governance Committee are independent under the standards of the American Stock Exchange.

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Charters

We have adopted charters for our Audit, Compensation, Executive and Corporate Governance Committees. These charters are posted on our website: www.Veri-Tek.com. We will provide without charge a copy of the charters to any stockholder upon written request to the Corporate Secretary.

Communication with the Board of Directors

Correspondence for any member of Veri-Tek’s Board of Directors may be sent to his attention: c/o Corporate Secretary, VERI-TEK INTERNATIONAL, CORP., 7402 W. 100th Place, Bridgeview, Illinois 60455 Any written communication will be forwarded to the Board for its consideration.

Director Attendance at Annual Meetings

Our Directors are expected to attend the Annual Meeting of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The three members of the Audit Committee are “independent directors” as that term is defined in Section 121 of the American Stock Exchange listing standards.

Change in Principal Accounting Firm. On August 28, 2006, Freedman & Goldberg, CPAs, P.C. (“Freedman & Goldberg”) was dismissed as our independent registered public accountant and simultaneously UHY LLP (“UHY”) was appointed as our independent registered public accountant.

The decision to change independent accountants was approved by our Board of Directors and did not result from any dissatisfaction with the quality of professional services rendered by Freedman & Goldberg.

Freedman & Goldberg’s report on our financial statements for the fiscal year ended December 31, 2005 did not contain an adverse report or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no disagreements with Freedman & Goldberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

During the fiscal year ended December 31, 2005 and the subsequent interim period, there were no “reportable events” with respect to the Company, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and the Company did not consult with UHY with respect to the Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by UHY and UHY Advisors, Inc. (“Advisors”) for the fiscal year ended December 31, 2006 and Freedman & Goldberg, CPAs, P.C. (“Freedman & Goldberg”) for the fiscal year ended December 31, 2005, are as follows:

	2006	2005
Audit Fees	$248,422	$71,059
Audit-Related Fees	19,675	0
Total Audit and Audit-Related Fees	268,097	71,059
Tax Fees	111,725	5,500
All Other Fees	62,510	33,193

Total Fees	$442,332	$109,752

Audit Fees. These fees are for professional services rendered in connection with the audit of our annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years.

Audit Related Fees. These fees are fees billed in the fiscal year for assurance and related services that are related to the performance of the audit or review of our financial statements but are not “Audit Related Fees.”

Tax Fees. These fees relate to federal, state and foreign tax compliance services, including preparation, compliance, advice and planning.

All Other Fees. These fees are for professional services rendered other than “Tax Fees” or in connection with our audit.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provisions of such services does not impair the auditor’s independence. The Audit Committee approved all audit and non-audit services rendered by Freedman & Goldberg and UHY LLP for the fiscal years ended December 31, 2006 and December 31, 2005, respectively.

Leased Employees. UHY acts as our principal independent registered public accounting firm. Through December 31, 2006, UHY had a continuing relationship with Advisors from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY’s partners provide non-audit services. UHY has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY. UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

Freedman & Goldberg has informed us that none of the hours expended to audit our financial statements for the fiscal year ended December 31, 2005 were attributable to work performed by persons other than full time, permanent employees.

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with the auditor’s independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

Robert S. Gigliotti

Terrence P. McKenna

Marvin B. Rosenberg

AUDIT COMMITTEE

ITEM 2:	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of the Audit Committee, has appointed UHY LLP as independent public accountants, to audit our consolidated financial statements for the year ending December 31, 2007, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of UHY LLP as the Company’s independent public accountants. It is expected that a representative of UHY LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. Stockholder ratification of the selection of UHY LLP as our independent public accountants is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of UHY LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

Vote Required

The ratification of UHY LLP as the Company’s independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF UHY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3:	OTHER MATTERS

Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the Stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the “recommendation of the Board of Directors.”

ANNUAL REPORT

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2006 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2006, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission will be made available to beneficial owners of the Company’s securities without charge upon request by contacting David H. Gransee, 7402 W. 100th Place, Bridgeview, Illinois.

STOCKHOLDER PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2008 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 31, 2007. Stockholders who intend to present a proposal at the 2007 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than May 15, 2007. The persons named in the Company’s proxies for its annual meeting of stockholders to be held in 2008, may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive timely notice. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REQUEST TO RETURN PROXIES PROMPTLY

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ DAVID H. GRANSEE
Bridgeview, Illinois

May 21, 2007

VERI-TEK INTERNATIONAL, CORP. PROXY - 2007 ANNUAL MEETING

Solicited on behalf of the Board of Directors for the Annual Meeting June 18, 2007

The undersigned, a Stockholder of VERI-TEK INTERNATIONAL, CORP., a Michigan corporation, appoints David J. Langevin and Andrew Rooke, or either of them individually and each with full power of substitution as his, her or its true and lawful agent and proxy, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of VERI-TEK INTERNATIONAL, CORP. to be held at 7402 W. 100th Place, Bridgeview, Illinois 60455, on Monday, June 18, 2007 at 11:00 a.m., and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated May 21, 2007, receipt of which is acknowledged by the undersigned:

VERI-TEK INTERNATIONAL, CORP.

_____________     , 2007

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE ONLY). Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET. Please access the web page at “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS →

ITEM 1: ELECTION OF DIRECTORS
	FOR all nominees	WITHHOLD AUTHORITY
	(Except as listed below)	(As to all nominees)

Nominees:	Robert S. Gigliotti, David J. Langevin, Terrence P. McKenna and Marvin B. Rosenberg

Instruction:	To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space provided below.
__________________________________________________

ITEM 2: RATIFICATION OF UHY LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS
FOR AGAINST	ABSTAIN

ITEM 3: THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETINGS

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors, for the ratification of UHY LLP as the Company’s Independent Public Accountants and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

DATED: , 2007

Signature of Stockholder

Signature of Stockholder

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY

Trustees, Guardians, Personal and other Representatives, please indicate full titles.